UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 18, 2016

PISMO COAST VILLAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

California	#0-8463	95-2990441
(State or other jurisdiction	(Commission File	(IRS Employer Identification
of incorporation)	Number)	Number)

165 South Dolliver Street, Pismo Beach, California 93449
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (805) 773-5649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Election of Directors

The annual meeting of the shareholders of Pismo Coast Village, Inc. was held January 16, 2016, at 9:00 a.m. at the South County Regional Center, 800 West Branch Street, Arroyo Grande, California 93420. At that meeting, the following Directors were elected to serve until the annual meeting in January 2017, or until successors are elected and have qualified.

Following each elected Director’s name is the total number of votes cast for that Director:

Brittain, Kurt	684
Buchaklian, Harry	702
Enns, Rodney	702
Eudaly, Douglas	799
Fischer, William	703
Hardesty, Wayne	700
Harris, R. Elaine	837
Hearne, Dennis	690
Hickman, Glenn	683
Hughes, Terris	687
Nelson, Garry	687
Nunlist, Ronald	724
Pappi, Jr., George	733
Pettibone, Jerald	721
Plumley, Dwight	885
Roberts, Jerry	684
Willems, Gary	704
Williams, Jack	698

Further, the following additional matters were voted upon at the meeting, and the number of affirmative votes and negative votes cast with respect to each such matter is set forth below:

Proposal to approve the selection of Brown Armstrong Accountancy Corporation to serve as independent certified public accounts for the Company for Fiscal Year 2015 – 2016:

Affirmative Votes	711
Negative Votes	3
Abstentions	22

OTHER INFORMATION

The annual meeting of the shareholders of Pismo Coast Village, Inc. was held January 16, 2016, at 9:00 a.m. at the South County Regional Center, 800 West Branch Street, Arroyo Grande, California 93420. Following that meeting, the newly elected Board held a reorganizational meeting at which the following officers were elected to serve until the next Annual Shareholder’s Meeting:

President	Terris Hughes
Executive Vice President	Garry Nelson
Vice President – Finance/Chief Financial Officer	Wayne Hardesty
Vice President – Operations	Dwight Plumley
Vice President – Secretary	George Pappi, Jr.
Assistant Corporate Secretary	Jay Jamison

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PISMO COAST VILLAGE, INC.

Date:

January 18, 2016

By :

/s/ JAY JAMISON

Jay Jamison

Chief Executive Officer, General Manager and

Assistant Corporate Secretary

(principal executive officer)

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